Exhibit 10.1

ORGANOGENESIS HOLDINGS INC.

2018 EQUITY INCENTIVE PLAN

Section 1. Purposes of the Plan

The purposes of the Organogenesis Holdings Inc. 2018 Equity Incentive Plan (the “Plan”) are to (i) provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of Organogenesis Holdings Inc. (the “Company”) and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company’s stockholders.

Section 2. Definitions

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 3(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, and Dividend Equivalent Rights.

“Award Agreement” shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” and “Change in Control of the Company” are defined in Section 18.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Disability” means a total and permanent disability as provided in the long-term disability plan or policy maintained, or most recently maintained, by the Company or a Subsidiary, as applicable, for the holder of the Award, whether or not such individual actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the holder of the Award, or if the determination of disability relates to an Incentive Stock Option and the continued qualification of the Option is dependent upon such determination, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether an individual is disabled will be made by the Administrator and may be supported by the advice of a physician competent in the area to which such disability relates.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means the closing price for the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the

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last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

“Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the recipient within a reasonable time after the grant.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Performance Share Award” means Awards granted pursuant to Section 11.

“Reporting Persons” means a person subject to Section 16 of the Exchange Act.

“Restricted Stock Award” means Awards granted pursuant to Section 8.

“Restricted Stock Units” means Awards granted pursuant to Section 9.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right” means an Award granted pursuant to Section 7.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.

“Termination Date” means the date, as determined by the Administrator, that an individual’s employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.

“Unrestricted Stock Award” means any Award granted pursuant to Section 10.

Section 3. Administration Of Plan

(a)
Administrator. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that, for purposes of Awards to directors or Reporting Persons of the Company, the Administrator shall be deemed to include only directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;

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(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)
to determine the number of shares of Stock to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; except that repricing of Stock Options and Stock Appreciation Rights shall not be permitted without stockholder approval;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
subject to the provisions of Section 6(a)(ii), to extend at any time the period in which Stock Options may be exercised;
(vii)
to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;
(viii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and
(ix)
to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)
Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company, provided that he or she is a member of the Board of Directors, or to one or more members of the Board of Directors of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not Reporting Persons. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)
Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

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Section 4. Stock Issuable Under The Plan; Mergers; Substitution

(a)
Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to ten percent (10%) of the issued and outstanding shares of Stock of the Company following the business combination pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 17, 2018, (as it may be amended from time to time, the “Merger Agreement”), by and among Avista Healthcare Public Acquisition Corp., Avista Healthcare Merger Sub, Inc. and Organogenesis Inc. (the “Pool”). For purposes of this limitation, in respect of any shares of Stock under any Award under the Plan which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), such Unissued Shares shall be added back to the Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market.
(b)
Changes in Stock. Subject to Section 18 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares subject to an Award that can be granted to an Independent Director in any calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c)
Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 4(a).

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Section 5. Eligibility

Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries. The aggregate number of shares of Stock subject to Awards granted to an Independent Director in any calendar year shall not exceed 150,000 shares.

Section 6. Stock Options

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

(a)
Stock Options. Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(i)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.
(ii)
Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.
(iii)
Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(iv)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:
(A)
In cash, or by certified or bank check or other instrument acceptable to the Administrator;

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(B)
Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(C)
By a “cashless exercise” arrangement pursuant to which the optionee delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;
(D)
To the extent provided for in the applicable Option Award agreement or approved by the Administrator, in its sole discretion, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or
(E)
Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.
(vi)
Exercise Period following Termination. When an optionee’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the optionee’s Stock Options may be exercised within the period of time specified in the Award Agreement evidencing the Option, to the extent that the Option is vested on the optionee’s Termination Date. In the absence of a specific period of time set forth in the Award Agreement a Stock Option shall remain exercisable (to the extent vested on the optionee’s Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability or death; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if an optionee dies within three (3) months after his Termination Date; provided however that in no event shall any Option be exercisable after the expiration of the term of such Option.
(b)
Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Option, or may agree in writing with respect to an outstanding Option, that the optionee may transfer his Nonstatutory Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

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(c)
Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Award Agreement.

Section 7. Stock Appreciation Rights

(a)
Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value on the date of exercise calculated as follows: (i) the Grant Date exercise price of a share of Stock is (ii) subtracted from the Fair Market Value of the Stock on the date of exercise and (iii) the difference is multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(e)
Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the Grant Date.
(f)
Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.
(g)
Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.
(h)
Exercise Period following Termination. When a recipient’s employment (or other service relationship) with the Company and its Subsidiaries terminates, the recipient’s Stock Appreciation Rights may be exercised within the period of time specified in the Award Agreement evidencing the Stock Appreciation Right, to the extent that the Stock Appreciation Right is exercisable on the recipient’s Termination Date. In the absence of a specific period of time set forth in the Award Agreement a Stock Appreciation Right shall remain exercisable (to the extent exercisable on the recipient’s Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability or death; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if a recipient dies within three (3) months after his Termination Date; provided however that in no event shall any Stock Appreciation Right be exercisable after the expiration of the term of such Stock Appreciation Right.

Section 8. Restricted Stock Awards

(a)
Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (if any) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(i)
Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.
(j)
Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of

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termination at its original purchase price, if any, from the grantee or the grantee’s legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested at the time of the grantee’s termination of employment (or other service relationship) shall automatically be forfeited immediately following such termination.
(k)
Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to forfeiture or the Company’s right of repurchase as provided in Section 8(c) above.
(l)
Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 9. Restricted Stock Units

(a)
Nature of Restricted Stock Units. A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement evidencing the Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Notwithstanding the foregoing, the Administrator, in its discretion, may determine either at the time of grant or at the time of settlement, that a Restricted Stock Unit shall be settled in cash. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.
(m)
Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.
(n)
Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 10. Unrestricted Stock Awards

(a)
Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at a purchase price (determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

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(o)
Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 11. Performance Share Awards

(a)
Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals; provided however that the Administrator, in its discretion, may provide either at the time of grant or at the time of settlement that a Performance Share Award will be settled in cash. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.
(p)
Restrictions of Transfer. Performance Share Awards, and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
(q)
Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate or book entry evidencing the acquisition of shares of Stock (unless the Administrator has provided for cash settlement) only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).
(r)
Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate immediately following the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12. Dividend Equivalent Rights

(a)
Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award (other than a Stock Option or a Stock Appreciation Right) or as a freestanding award. In no event shall Dividend Equivalent Rights be paid with respect to Stock Options or Stock Appreciation Rights. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
(s)
Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may, but need not, provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

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Section 13. Tax Withholding

(a)
Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.
(t)
Payment in Stock. If provided in the instrument evidencing an Award, the Company may elect to have the statutory tax withholding obligation (up to the maximum individual statutory rate) satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due, or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.

Section 14. Section 409A Awards

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated or postponed except to the extent permitted by Section 409A.

Section 15. Transfer, Leave Of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)
a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(u)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 16. Amendments and Termination

Subject to requirements of law or any stock exchange or similar rules which would require a vote of the Company’s stockholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 4(c).

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Section 17. Status of Plan

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 18. Change in Control Provisions

(a)
Upon the occurrence of a Change in Control as defined in this Section 18, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for termination of any Awards not exercised prior to the occurrence of a Change in Control; (iii) provide for payment to the holder of the Award of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control in exchange for cancellation of the Award; (iv) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control; (v) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (vi) make such other provision as the Administrator may consider equitable to the holders of Awards and in the best interests of the Company.
(b)
“Change in Control” or “Change in Control of the Company” shall mean the occurrence of any one of the following:
(i)
Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Act, other than the Company or a Subsidiary, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act, directly or indirectly, in one or a series of transactions, of securities representing more than 50% of the combined voting power of the Company’s then outstanding securities;
(ii)
The consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(iii)
The closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;
(iv)
Individuals who constitute the Board on the date hereof (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or
(v)
A complete liquidation or dissolution of the Company;

provided, in each case, that such event also constitutes a “change in control event” within the meaning of the Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid the imposition of additional taxes under Section 409A.

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Section 19. General Provisions

(a)
No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(v)
Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Certificate of Incorporation and bylaws of the Company, issue shares of Stock hereunder in book entry form.
(w)
Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(x)
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such company’s insider trading policy, as in effect from time to time.
(y)
Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
(z)
Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Administrator.

Section 20. Effective Date Of Plan

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by

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written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

Section 21. Governing Law

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

* * * * *

As of December 10, 2018: 9,198,996 shares of Stock originally reserved for issuance under the Plan

Effective June 23, 2022: an additional 7,826,970 shares of Stock reserved for issuance under the Plan

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